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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of Incorporation or Organization)

                                   86-0786101
                      (IRS Employer Identification Number)

                           2664 SOUTH LITCHFIELD ROAD
                             GOODYEAR, ARIZONA 85338
              (Address and zip code of principal executive offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:


                                                 NAME OF EACH EXCHANGE ON WHICH
   TITLE OF EACH CLASS TO BE SO REGISTERED       EACH CLASS IS TO BE REGISTERED
   ---------------------------------------       ------------------------------

Common Stock, par value $.01 per share                Nasdaq SmallCap Market
                                                     The Pacific Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                           None
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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Information with respect to the Common Stock is incorporated herein by reference to the section captioned "Description of Securities" in the prospectus included in Amendment No. 1 to the Registration Statement on Form SB-2 (Registration No. 333-5594-LA), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on November 12, 1996.

ITEM 2.

         The following exhibits are omitted from this filing but have been filed with each copy of this registration statement filed with The Nasdaq Stock Market, Inc. and The Pacific Stock Exchange as provided by Paragraph II of the Instructions as to Exhibits to Form 8-A:

EXHIBIT  A - Copy of the latest registration statement of the Registrant filed pursuant to the Securities Act of 1933, as amended

EXHIBIT  B - Certificate of Incorporation of the Registrant

EXHIBIT  C - Certificate of Amendment to the Certificate of Incorporation of
             the Registrant

EXHIBIT  D - By-laws of the Registrant

EXHIBIT  E - 1995 Stock Option Plan of the Registrant

EXHIBIT  F - Specimen Stock Certificate representing Shares of Common Stock
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                    POORE BROTHERS, INC. (REGISTRANT)



                                    By: /s/ Jeffrey H. Strasberg
                                        -----------------------------------
                                        Name: Jeffrey H. Strasberg
                                        Title: Vice President, Chief Financial
                                               Officer, Treasurer and Secretary

Date: November 27, 1996